Exhibit 99.1

Boxlight Announces Pricing of $4 Million Registered Direct Offering of Common Stock Priced At-The-Market Under Nasdaq Rules

DULUTH, Ga., September 23, 2025--(BUSINESS WIRE)--Boxlight Corporation (Nasdaq: BOXL) (the "Company or "Boxlight"), a globally recognized leader in educational technology, today announced that it has entered into securities purchase agreements with certain institutional investors for the purchase and sale of 1,333,333 shares of common stock at a purchase price of $3.00 per share, pursuant to a registered direct offering priced at-the-market under Nasdaq rules, resulting in gross proceeds of approximately $4 million, before deducting placement agent commissions and other offering expenses. The closing of the offering is expected to occur on or about September 24, 2025, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering for working capital and debt reduction as agreed upon with the Company’s senior lender.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-284493) which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 5, 2025. The offering is made only by means of a prospectus which is part of the effective registration statement. A final prospectus supplement and the accompanying prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) is a leading provider of interactive technology solutions under its award-winning brands Clevertouch®, FrontRow™ and Mimio®. The Company aims to improve engagement and communication in diverse business and education environments. Boxlight develops, sells and services its integrated solution suite including interactive displays, collaboration software, audio solutions, supporting accessories, and professional services. For more information about Boxlight and the Boxlight story, visit http://www.boxlight.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often use words such as "believe," "may," "will," "estimate," "target," "continue," "anticipate," "intend," "expect," "should," "would," "propose," "plan," "project," "forecast," "predict," "potential," "seek," "future," "outlook," and similar variations and expressions. Forward-looking statements are those that do not relate strictly to historical or current facts. Examples of forward-looking statements may include, among others, statements regarding the completion of the private placement, the satisfaction of customary closing conditions related to the private placement, and the intended use of proceeds from the private placement. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements include, among other things: the Company’s ability to avoid being delisted from the Nasdaq Capital Market on October 6, 2025 due to its noncompliance with the minimum stockholders’ equity requirement of Nasdaq Listing Rule 5550(b), or due to other current or, in view of the Company’s past history of listing noncompliance, future instances of noncompliance; the Company’s ability to comply with certain covenants, minimum liquidity and borrowing base requirements under our existing credit agreement, or in the alternative, to continue to obtain forbearances or waivers from the lender thereunder with respect to defaults thereunder, including currently existing defaults; the Company’s ability to continue to operate as a going concern; the Company’s ability to pay the redemption price of its outstanding Series B Preferred Stock and Series C Preferred Stock in the event the holders thereof were to opt to cause the Company to redeem the Series B Preferred Stock or Series C Preferred Stock; the Company’s indebtedness, a substantial amount of which is bearing interest at a variable rate; the Company’s history of operating losses; the Company’s ability to raise additional capital; changes in the sales of the Company’s display products; seasonal fluctuations in the Company’s business; changes in the Company’s working capital requirements and cash flow fluctuations; competition in the Company’s industry; and the other risks described in the sections titled "Risk Factors" in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K. Forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Except as required by applicable law, the Company expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Investor Relations
Brian Lane
+1 678-367-0809
investor.relations@boxlight.com